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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Intervisual Books, Inc.
Santa Monica, California


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1999, except for Note 17, as to which the date is March 30, 1999 with respect to the financial statements of Intervisual Books, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                            /s/ BDO SEIDMAN, LLP

                                            BDO SEIDMAN, LLP



April 21, 1999
Los Angeles, California